Exhibit 3.01

                            RESTATED

                  CERTIFICATE OF INCORPORATION
                               OF
                   PARK ELECTROCHEMICAL CORP.



     Under Section 807 of the Business Corporation Law,

     The undersigned, being respectively a Vice President and the Secretary of Park Electrochemical Corp., for the purposes of changing and restating the Certificate of Incorporation of Park Electrochemical Corp., pursuant to Section 807 of the Business Corporation Law of the State of New York, do hereby certify as follows:

       1.     (a)    The  name  of  the  corporation   is   "PARK
ELECTROCHEMICAL CORP.,

     (b) The corporation was originally formed under the name of "Park Name Plate Inc.".

     2. The Certificate of Incorporation of the corporation was filed by the Department of State on the 31st day of March, 1954.

      3. The Certificate of Incorporation of the corporation is hereby changed to effect the following changes authorized by paragraph (b) of Section 803 of the Business Corporation Laws.

          (a) to change the location of the office of the Corpora tion from the City of New York, County of New York and State of New York, to: the County of Nassau and State of New York.

           (b) to change the address to which the Secretary of State of the State of New York in directed to mail a copy of process in any action or proceeding against the corporation which may be served upon him from: Parker, Chapin and Flattau, Esqs., 530 Fifth Avenue, New York 10036 New York, to: Park Electrochemical Corp., 5 Dakota Drive, Lake Success, New York 11042, Attention: General Counsel.

     The text of the Certificate of Incorporation of the corpora-ion is hereby restated as heretofore amended and as changed hereby to read in full as set forth in Paragraph 4 hereof.







4.                CERTIFICATE OF INCORPORATION
                               OF
                   PARK ELECTROCHEMICAL CORP.

I.   The  name  of  the corporation shall be PARK ELECTROCHEMICAL
     CORP.

II.  The purposes for which the corporation is formed are,

     A. To carry on the general business of manufacturing and distributing metal nameplates and decorative trim and other components and/or products and generally to do all acts and things which may be necessary or convenient to the further ance of the aforementioned purposes.

     B. To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the goodwill, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

     C. To manufacture, purchase, or otherwise acquire in any lawful manner, and to hold, own, mortgage, pledge, sell, transfer, convert, store, import, export or deal in any other manner, dispose of and to invest, trade, deal in and deal with all goods, wares, merchandise and property of every class and description.

     D. To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country patent rights inventions, improvements and processes, copy rights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

     E. To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, partnerships, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof, to possess and exercise all the rights do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.


     F. To borrow, or raise moneys for any of the purposes of the corporation, and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts,bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon, pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its Corporate purposes.

     To make any guarantee respecting dividends, shares of stock, bonds, debentures, contracts or other obligations to the extent that such power may be exercised by corporations organized under the Stock Corporation Law.

     G. To loan to any person, firm, partnership or corporation any of its surplus funds, either with or without security.

     H. To purchase, hold, sell and transfer the shares of its capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

     I. To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of, real and personal property of every class and description in any of the states, districts, territories or colonies of the United states, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country.

     J. To enter into, make, perform and carry out contracts of every kind, which may be necessary for or incidental to the business of the corporation with any person, firm, corpora tion, private, public or municipal, body politic, under the government of the United States, or any territory district, protectorate, dependency or insular or other possession or acquisition of the United States, or any foreign governments so far as, and to the extent that, the same may be done and performed by a corporation organized under the Stock Corpora tion Law.

     K.     To   do  any  and  all  things  necessary,  suitable,
     convenient or proper for, or in connection with, or incidental to, the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or designed directly or indirectly to promote the interests of the corporation, or to enhance the value of any of its properties and in general to do any and all things and exercise any and all powers which it may now or hereafter be lawful for the corporation to do or to exercise under any of the laws of the State of New York that may now or hereafter be applicable to the corporation.

      L. The purposes and powers specified in the foregoing clauses are to be construed both as purposes and powers and shall, except where otherwise expressed be in no way limited or restricted by reference to or inference from, the terms of any other clause in this certificate of incorporation, but the purposes and powers specified in each of the foregoing clauses of this article shall be regarded as independent purposes and powers.


III. The aggregate number of shares which the Corporation shall have authority to issue shall consist of 15,000,000 shares of Common Stock of the par value of $.10 per share, And 500,000 shares of Preferred stock of the par value of $1 per share. The Preferred stock shall be issuable in series with such designations relative rights, preferences and limitations as may be fixed from time to time by the Board of Directors.

     The designations, relative voting, dividend, liquidation and other right, preferences and limitations of the Preferred Stock
(unless otherwise fixed by the Board of Directors) and the Common
Stock are as follows:

     1. The shares of Preferred Stock may be divided into and issued in one or more series, and each series shall be so designated so as to distinguish the shares thereof from the shares of all other series. All shares of Preferred Stock shall be identical except in respect of particulars which may be fixed by the Board of Directors as hereinafter provided pursuant to authority which is hereby expressly vested in the Board of Directors. Each share of a series shall be identical in all respects with all other shares of such series, except as to the date from which dividends thereon shall be cumulative on any series as to which dividends are cumulative. Shares of Preferred Stock of any series which have been cancelled in any manner, including shares redeemed or reacquired by the Corporation and shares which have been converted into or exchanged for shares of any other class, or any series of the same or any other class, shall have the status of authorized but unissued shares of Preferred Stock and may be reissued as shares of the series of which they were originally a part or may be issued as shares of a new series or any other series of the same class.




     2. Before any shares of Preferred Stock of any series shall be issued, the Board of Directors, pursuant to authority hereby expressly vested in it, shall fix by resolution or resolutions the following provisions in respect of the shares of each such series so far as the same are not inconsistent with the provisions of this Article III applicable to all series of Preferred Stock.

                (a) the distinctive designations of such series and the number of shares which shall constitute such Series which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors.

                (b) the annual rate or amount of dividends payable on shares of such series, whether such dividends shall be cumulative or noncumulative, the conditions upon which and/or the dates when such dividends shall be payable and the date from which dividends on cumulative series shall accrue and be cumulative on all shares of such series issued prior to the payment date for the first dividend of such series;

                (c) whether such series shall be redeemable and, if so, the terms and conditions of such redemption, including the time or times when and the price or prices at which shares of such series shall be redeemed;

                (d) the rights of the shares of such series in the event of liquidation, dissolution or winding up of the affairs of the Corporation;

               (e) whether such series shall be convertible into or exchangeable for shares of any other class, or any series of the same or any other class, and, if so, the terms and conditions thereof, including the date or dates when such shares shall be convertible into or exchangeable for shares of any other class, or any series of the same or any other class, the price or prices or the rate or rates at which shares of such series shall be so convertible or exchangeable, and any adjustments which shall be made, and the circumstances in which any such adjustments shall be made, in such conversion or exchange prices or rates;

                (f) whether such series shall have any voting rights in addition to those prescribed by law and, if so, the terms and conditions of exercise of such voting rights; and


                (g) any other designations, relative rights, preferences or limitations.

          3. (a) So long as any shares of Preferred Stock of any series shall be outstanding, the Corporation will not declare or pay any dividends on the Common Stock (other than dividends payable solely in shares of
          Common Stock) or make any distributions of any kind, either directly or indirectly, in respect of shares of Common stock, or make any payment on account of the purchase, redemption or other acquisition of Common Stock, unless on the payment, distribution or redemption date, as the case may be, all dividends on the then outstanding shares of Preferred Stock of all series for all past dividend periods shall have been paid to the full extent of the preference, if any, to which each series of Preferred Stock is entitled.

               (b)  In case the Corporation shall not pay in full
          all stated dividends required to be paid on all shares of all series of Preferred Stock at the time outstanding to the full extent of the preference, if any, to which each such series is entitled, the shares of all series of Preferred Stock shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and aid in full. Accumulations of dividends shall not bear interest.

               (c) In case the Corporation shall not pay in full all amounts required to be paid on all shares of all series of Preferred Stock at the time outstanding in the event of the liquidation, dissolution or winding up of the affairs of the Corporation, the shares of all series of Preferred Stock shall share ratably in the payment of all amounts payable in the event of such liquidation, dissolution or winding up in accordance with the sums which would be payable on such shares if all amounts payable on such liquidation, dissolution or winding up were paid in full.

                (d) When dividends shall have been paid (or declared and set aside for payment) on the Preferred Stock to the full extent of the preference, if any, to which the Preferred Stock is entitled, dividends on the remaining class or classes of stock may then be paid out of the funds of the Corporation which are legally available therefor.

               (e)  Subject to the limitations prescribed in this
          Article III and any further limitations which may f rom time to time be prescribed by the Board of Directors in accordance herewith the holders of Common Stock shall be entitled to receive dividends on the Common Stock, when, as and if declared by the Board of Directors out of the funds of the Corporation which are legally available therefor.

          4. The authorized but unissued shares of Common Stock and the authorized but unissued shares of Preferred stock may be issued for such consideration, not less than the par value thereof, as may be fixed from time to time by the Board of Directors.

          5. (a) Except as otherwise determined pursuant to authority of the Board of Directors an hereinbefore provided, or by the Business Corporation Law of the State of New York, all voting rights shall be vested exclusively in the holders of the outstanding shares of Common Stock and each such holder shall be entitled to one vote per share for all purposes for each share of Common Stock held of record by him.

                (b) Except as otherwise determined pursuant to authority of the Board of Directors as hereinbefore provided, or by the Business Corporation Law of the State of New York, the holders of Preferred Stock shall not be entitled to vote for any purpose nor shall they be entitled to notice of meetings of shareholders.

          6. The Board of Directors has authorized a series of Preferred Stock which series shall be designated as Series A Preferred Stock (the "Series A Preferred Stock") and this number of shares constituting such series shall be 150,000.

                (a)  The holders of record of shares of Series  A
          Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee thereof out of funds legally available for the purpose, dividends in cash at the rate per share of 5% per annum (calculated an a percentage of the liquidation value per share of $100). Dividends shall be payable quarterly, on the dates on which a quarterly dividend or distribution on the Common Stock, $.10 par value per share ("Common Stock") of the Corporation is payable (other than a dividend payable in Common Stock) (each such date being referred to herein as a "Dividend Payment Date"), commencing on the first Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, or, if no such dividends on the Common Stock are payable then on such quarterly dates designated by the Board of Directors or a duly authorized committee thereof. To the extent the Board of Directors or a duly authorized committee thereof does not declare the full 5% dividend or, if so declared, such dividend is not fully paid in cash the amount not so declared or paid shall accumulate as provided in paragraph (b) of this Section 6. The Board of Directors or a duly authorized committee thereof may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend declared thereon, which record data shall be not less than 10 days nor more that 50 days prior to the date fixed for the payment thereof.

               (b) Dividends on the outstanding shares of Series A Preferred Stock shall be cumulative from the date of issue of such shares. Accrued dividends, whether or not declared, that are not paid shall compound quarterly at 5% per annum until the date of payment of such dividends. The amounts with respect to such compounding shall also constitute accrued dividends. Accumulated but unpaid dividends may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not less than 10 days nor more than 50 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation or a duly authorized committee thereof.

                (c) So long as any of the shares of Series A Preferred Stock are outstanding, no dividends shall be paid or declared, nor any distribution be made, on the Common Stock, or any other security junior to the Series A Preferred Stock, other than a dividend payable in common stock or such other junior security, nor shall any shares of Common Stock, or any other security junior to the Series A Preferred Stock, be acquired for consideration by the Corporation, unless all dividends on the Series A Preferred Stock for all past dividend dates shall have been paid and the full dividends thereon for the most recent dividend date shall have been paid or declared and a sum sufficient for the payment thereof set apart. Subject to the foregoing provisions, dividends on the Common stock (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid from time to time out of the remaining funds legally available for the payment of dividends, and the Series A Preferred Stock shall not be entitled to participate in any such dividends, whether payable in cash, stock or otherwise.

                (d)  The holders of record of shares of Series  A
          Preferred Stock shall not be entitled to any voting rights, except as otherwise provided by law.

                (e) The Corporation may at the discrimination of a majority of the Continuing Directors (as hereinafter defined) redeem, at any time, in whole but not in part, all of the shares and fractional shares of Series A Preferred stock at a redemption price of $6,060 per whole share, reduced pro rata for redemptions of fractional shares, plus accrued and unpaid dividends thereon (as provided in paragraphs (a), (b) and (c) of this Section 6 above) to the date fixed for optional redemption, and adjusted if, and to the extent that, the price at which the Series A Preferred Stock is issued is more or less than $6,000 per share.

               (f) In the event the Corporation shall redeem the shares of Series A Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 15 days nor more than 60 days prior to the redemption date, to each holder of record of such shares at such holder's address as the same appears on the stock register of the Corporation, provided however, that no failure to mail such notice nor any defect therein shall affect the validity of the redemption of the shares of Series A Preferred Stock to be redeemed. Each such notice shall state: (i) the redemption date; (ii) the place or places where certificates for shares are to be surrendered for payment of the redemption price and (iii) that dividends on the shares will cease to accrue on such redemption date.

                (g) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the share of Series A Preferred stock shall cease to accrue and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the corporation the redemption price and any accrued and unpaid dividends) shall cease. Upon surrender in accordance with said notice of the certificates for shares (properly endorsed or assigned for transfer, if the Continuing Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid.

               (h) "Continuing Director" shall mean a member of the Corporation's Board of Directors who was a member of the Corporation's Board of Directors prior to the time an Acquiring Person (as hereinafter defined) became an Acquiring Person, and any successor of a Continuing Director who is recommended in writing to succeed a Continuing Director by a majority of Continuing Directors then on the Corporation's Board of Directors.


                (i) "Acquiring Person" shall mean any person who or which, together with all affiliates and associates of such person, is the Beneficial Owner (as hereinafter defined) of 30% or more of the shares of Common Stock then outstanding but shall not include the Corporation, any employee benefit plan of the Corporation or any person holding shares of Common Stock and which was organized appointed or established by the Corporation for or pursuant to the terms of any such plan.

                (j) A person shall be deemed the "Beneficial owner" of, and shall be deemed to "beneficially own" any securities: (i) which such person or any of such person's affiliates or associates beneficially owns, direct or indirectly; (ii) which such person or any of such person's affiliates or associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights,exchange rights, rights, warrants or options,or otherwise Provided however. that a person shall not be deemed the "Beneficial owner" of, or to "beneficially own", securities tendered pursuant to a tender or exchange of or made by such person or any of such person's affiliates or associates until such tendered securities are accepted for purchase or exchanger or
          (B) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing), provided, however, that a person shall not be deemed the "Beneficial Owner" of, or to "beneficially own", any security under this clause (3) if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Securities Exchange Act of 1934, as amended, and (2) is not also then reportable by such person on Schedule 13D under said Securities Exchange Act (or any comparable or successor report); or (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of such person's affiliates or associates has or has had any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (B) of subparagraph (ii) of this paragraph (j)) or disposing of any securities of the Corporation.

                (k) Any shares of Series A Preferred Stock which shall have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

                (l) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the CorporatIon, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to the greater of (i) $100 for each whole share outstanding, or (ii) an aggregate amount for each whole share outstanding equal to 100 times the aggregate amount distributable per share with respect to the Common Stock; such amount in either case to be reduced pro rata for any fractional shares outstanding, plus an amount in cash equal to all accrued but unpaid dividends thereon (as provided in paragraphs (a), (b) and (c) of this Section 6 above) to the date fixed for liquidation, dissolution or winding up before any payment shall be made or any assets distributed to the holders of any shares of Common Stock or to the holders of any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
          up) to the Series A Preferred Stock. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of series A Preferred Stock, than the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Series A Preferred Stock are entitled were paid in full.

                (m) For the purposes of this Section 6 neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation nor the consolidation or merger of the Corporation with one or more other corporations shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a dissolution or winding up the business of the Corporation.

                (n) The Series A Preferred Stock shall be pari passu to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, except to the extent a series is made junior or subordinate to the Series A Preferred Stock.


                (o)   Each  fractional  share  of  the  Series  A
          Preferred Stock outstanding shall be entitled to a ratably proportionate amount of all rights relating to the shares of the Series A Preferred Stock, including dividend and voting rights. The liquidation payment or redemption payment with respect to each fractional share of Series A Preferred Stock shall be equal to a ratably proportionate amount of the liquidation payment or redemption payment with respect to each outstanding share of Series A Preferred Stock.

      IV. The office of the corporation in to be located in the County of Nassau and State of New York.

     V.   Its duration in to be perpetual.


      VI. The Board of Directors is expressly authorized and empowered from time to time (a) to fix, by resolution adopted by a majority of the entire Board, the number of directors which shall constitute the entire Board of Directors, such number to be not less than three (3), and (b) to amend or repeal any By-Laws or adopt any new By-Laws, but any By-Law adopted by the Board of Directors may be amended or repealed by the shareholders at any Annual Meeting or at any Special Meeting.

      VII. Shares of stock in other corporations held by this corporation, shall be voted by such officer or officers of this corporation as the board of directors, by a majority vote shall designate for this purpose, or by a proxy thereunto duly authorized by a like vote of said board.

      VIII. It is hereby provided, pursuant to section 74 of the Stock Corporation Law, that this corporation shall have power to issue the whole or any part of the shares of its capital stock as partly paid stock, subject to calls thereon until the whole thereof shall have been paid in.

       IX.    No  contract  or  other  transaction  between   the
corporation and any other corporation shall be affected, or invalidated by the fact that any one or more of the directors of this corporation is or are interested in, or is a director or officer, or are directors or officers of such other corporation and any director or directors, individually or jointly, may be a party or parties to, or may be interested in, any contract or transaction of this corporation or in which this corporation is interested) and no contract, act or transaction of this corporation with any person or persons, firm, or corporations, shall be affected, or invalidated by the fact that any director or directors of this corporation is a party, or are parties to or interested in such contract, act or transaction, or in any way connected with such person or persons, firm, association or corporation, and each and every person who may become a director of this corporation is hereby relieved from any liability that might otherwise exist from contracting with the corporation for the benefit of himself or any firm or association or corporation in which he may be anywise interested.

     X. No holder of either class of stock shall be entitled an of right, to purchase or subscribe for any part of unissued stock of either class, or any additional stock to be issued by reason of any increase of the authorized capital stock of the company, or any bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation, but any such unissued stock or such additional authorized issue of now stock, or of other securities convertible into stock may be issued and disposed of pursuant to resolution of the board of directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the board of directors in the exercise of their discretion.


     XI. The corporation shall indemnify any person made a party to any action, suit or proceeding, by reason of the fact that he, his testator or intestate, is or was a directors officer or employee of the corporation, or of any firm, corporation, or association which he served an such at the request of the corpora tion, against the reasonable expenses (including attorney's fees and, to the extent permitted by law, any amount paid in a court approved settlement) actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer, director or employee is liable for negligence or misconduct in the performance of his duties.

      XII. The Secretary of State is designated as agent of the corporation for the service of process, and directed to mail a copy of such process to the corporation at the following address:
Park Electrochemical Corp., 5 Dakota Drive, Lake Success, New York 11042, Attention: General Counsel.

      5. The changes set forth in paragraph 3 hereof, and the restatement of the Certificate Of Incorporation set forth in Paragraph 4 hereof, were duly authorized by the affirmative vote of the Board of Directors of the corporation at a duly convened meeting thereof held the 28th day of March, 1989.

      IN WITNESS WHEREOF, we, the undersigned have executed and subscribed this certificate and do affirm the foregoing as true under the penalties of perjury this 28th day of March, 1989.


                             __________________________________
                              Allen Levine, Vice President

                              _________________________________
                               Harry Linzer, Secretary
                    CERTIFICATE OF AMENDMENT

                             of the

                  CERTIFICATE OF INCORPORATION

                               of

                   PARK ELECTROCHEMICAL CORP.

        Under Section 805 of the Business Corporation Law


           The  undersigned, being respectively an Executive Vice
President and the Secretary of Park Electrochemical Corp. (a corporation organized under the laws of the State of New York), Do Hereby Certify as follows:

            (1)    The   name   of   the  Corporation   is   Park
Electrochemical Corp. The name under which it was originally incorporated is Park Name Plate Inc.

            (2) The Certificate of Incorporation of the Corporation was filed by the Department of State of the State of New York on March 31, 1954. The Restated Certificate of
Incorporation of the Corporation was filed by the Department of State of the State of New York on April 10, 1989.

          (3) The provisions of the Certificate of Incorporation are hereby amended to increase the aggregate number of the class of shares designated Common Stock, $.10 par value per share, which the Corporation shall have authority to issue from 15,000,000 shares to 30,000,000 shares. To effect the foregoing, the first sentence of the first paragraph of Article III of the Certificate of Incorporation which states the aggregate number of shares the Corporation shall have authority to issue is hereby amended to read as follows:

     "The aggregate number of shares which the Corporation shall have authority to issue shall consist of 30,000,000 shares of Common Stock of the par value of $.10 per share, and 500,000 shares of Preferred Stock of the par value of $1 per share."

           (4) The foregoing amendment to the Certificate of Incorporation was authorized by a majority vote of the Board of Directors of the Corporation followed by the required vote of the holders of a majority of all outstanding shares of Common Stock entitled to vote thereon at a meeting of shareholders of the Corporation duly called and held for such purpose on July 12, 1995.



           In Witness Whereof, the undersigned have signed this certificate this 12th day of July, 1995, and affirm the foregoing statements as true under the penalties of perjury.




                                /s/ Brian E. Shore
                                         Brian E. Shore
                                    Executive Vice President



                                /s/ Allen Levine
                                          Allen Levine
                                           Secretary





































                    CERTIFICATE OF AMENDMENT

                             of the

                  CERTIFICATE OF INCORPORATION

                               of

                   PARK ELECTROCHEMICAL CORP.


       (Under Section 805 of the Business Corporation Law)

     It is hereby certified that:

      FIRST:     The  name  of the Corporation  is  PARK  ELECTRO

CHEMICAL  CORP.  and  the name under which  the  Corporation  was formed was PARK NAME PLATE INC.

       SECOND:     The  Certificate  of  Incorporation   of   the

Corporation was filed with the Department of State of  the  State of  New  York  on  March 31, 1954.  The Restated  Certificate  of

Incorporation  of the Corporation was filed by the Department  of

State of the State of New York on April 10, 1989.

      THIRD:    The amendment of the Certificate of Incorporation

effected  by  this Certificate of Amendment is to  amend  certain provisions  in the Certificate of Incorporation relating  to  the relative rights, preferences and limitations of the shares  of  a series  of  Preferred Stock, as fixed by the Board  of  Directors pursuant to authority expressly vested in them in the Certificate of Incorporation.

      FOURTH:   To accomplish the foregoing amendment, Section  6

of  Article  IV  of  the  Certificate of Incorporation  shall  be deleted and a new Section 6 shall be added to Article IV  of  the

Certificate of Incorporation which shall read as follows:


     "The Board of Directors has authorized a series of Preferred Stock which series shall be designated as Series A Preferred Stock (the "Series A Preferred Stock") and the number of shares constituting such series shall be 300,000.

         (a) The holders of record of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee thereof out of funds legally available for the purpose, dividends in cash at the rate per share of 5% per annum (calculated as a percentage of the liquidation value per share of $100). Dividends shall be payable quarterly, on the dates on which a quarterly dividend or distribution on the Common Stock, $.10 par value per share ("Common Stock") of the Corporation is payable (other than a dividend payable in Common Stock) (each such date being referred to herein as a "Dividend Payment Date"), commencing on the first Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, or, if no such dividends on the Common Stock are payable, then on such quarterly dates designated by the Board of Directors or a duly authorized committee thereof. To the extent the Board of Directors or a duly authorized committee thereof does not declare the full 5% dividend or, if so declared, such dividend is not fully paid in cash, the amount not so declared or paid shall accumulate as provided in paragraph (b) of this Section 6. The Board of Directors or a duly authorized committee thereof may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be not less than 10 days nor more than 50 days prior to the date fixed for the payment thereof.

         (b) Dividends on the outstanding share of Series A Preferred Stock shall be cumulative from the date of issue of such shares. Accrued dividends, whether or not declared, that are not paid shall compound quarterly at 5% per annum until the date of payment of such dividends. The amounts with respect to such compounding shall also constitute accrued dividends. Accumulated but unpaid dividends may be declared and paid at any time, without reference to any regular Divided Payment Date, to holders of record on such date, not less than 10 days nor more that 50 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation of a duly authorized committee thereof.

        (c) So long as any of the shares of Series A Preferred Stock are outstanding, no dividends shall be paid or declared, nor any distribution be made, on the Common Stock, or any other security junior to the Series A Preferred Stock, other than a dividend payable in Common Stock or such other junior security, nor shall any shares of Common Stock, or any other security junior to the Series A Preferred Stock, be acquired for consideration by the Corporation, unless all dividends on the Series A Preferred Stock for all past dividend dates shall have been paid and the full dividends thereon for the most recent dividend date shall have been paid, or declared and a sum sufficient for the payment thereof set apart. Subject to the foregoing provisions, dividends on the Common Stock (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid from time to time out of the remaining funds legally available for the payment of dividends, and the Series A Preferred Stock shall not be entitled to participate in any such dividends, whether payable; in cash, stock or otherwise.

         (d)     The  holders  of record of shares  of  Series  A
     Preferred Stock shall not be entitled to any voting rights, except as otherwise provided by law.

         (e) The shares of Series A Preferred Stock shall not be redeemable.

         (f) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to the greater of
     (i) $100 for each whole share outstanding or (ii) an aggregate amount for each whole share outstanding equal to 100 times the aggregate amount distributable per share with respect to the Common Stock; such amount in either case to be reduced pro rata for any fractional shares outstanding, plus an amount in cash equal to all accrued by unpaid dividends thereon (as provided in paragraphs (a), (b) and (c) of this Section 6 above) to the date fixed for liquidation, dissolution or winding up before any payment shall be made or any assets distributed to the holders of any shares of Common Stock or to the holders of any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of Series A Preferred Stock, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Series A Preferred Stock are entitled were paid in full.

         (g) For the purposes of this Section 6, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the
     Corporation nor the consolidation or merger of the Corporation with one or more other corporations shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a dissolution or winding up the business of the Corporation.

         (h) The Series A Preferred Stock shall be pari passu to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, except to the extent a series is made junior or subordinate to the Series A Preferred Stock.

         (i) Each fractional share of the Series A Preferred Stock outstanding shall be entitled to a ratably propor tionate amount of all rights relating to the shares of the Series A Preferred Stock, including dividend and voting rights. The liquidation payment or redemption payment with respect to each fractional share of Series A Preferred Stock shall be equal to a ratably proportionate amount of the liquidation payment or redemption payment with respect to each outstanding share of Series A Preferred Stock.

         FIFTH:  The  foregoing amendment of the  Certificate  of

     Incorporation of the Corporation was authorized by the  vote at a meeting of the Board of Directors of the Corporation.

      IN  WITNESS  WHEREOF, we have executed and subscribed  this

Certificate  and  do  affirm  the foregoing  as  true  under  the penalties of perjury as of the 7th day of August, 1995.





                                /s/ Brian E. Shore
                                Brian E. Shore
                                Executive Vice President



                                /s/ Allen Levine
                                Allen Levine
                                Secretary



[exhibits-02-3.01]bd